                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Soliciting Material Pursuant to
[ ]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials




                             WASTE TECHNOLOGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

SEC 1913 (3-99)

                             WASTE TECHNOLOGY CORP.
                             5400 RIO GRANDE AVENUE
                           JACKSONVILLE, FLORIDA 32254

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  July 21, 2000

TO THE STOCKHOLDERS:

         Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Waste Technology Corp. (the "Company") has been called for and will be held at 10:00 A.M., local time, on Friday, July 21, 2000, at the offices of the Company, 5400 Rio Grande Avenue, Jacksonville, Florida 32254 for the following purposes:

         1. To elect two (2) Class II Directors, Ted C. Flood and Morton S. Robson, to the Board of Directors to hold office for three (3) years and until their successors shall have been elected and qualify;

         2. To ratify the appointment by the Board of Directors of KPMG LLP, to serve as the independent certified public accountants for the current fiscal year; and

         3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on May 22, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 5400 Rio Grande Avenue, Jacksonville, Florida 32254, for ten (10) days prior to July 21, 2000.

                                              By Order of the Board of Directors

                                              Ted C. Flood, President

Dated: June 16, 2000

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                             WASTE TECHNOLOGY CORP.
                                 PROXY STATEMENT

                                     GENERAL

         This proxy statement is furnished by the Board of Directors of Waste Technology Corp., a Delaware corporation (sometimes the "Company" or "Waste Tech"), with offices located at 5400 Rio Grande Avenue, Jacksonville, Florida 32254, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on July 21, 2000 and at any adjournments thereof (the "Annual Meeting"). This proxy statement will be mailed to stockholders beginning approximately June 22, 2000. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the President of the Company, or by a stockholder voting in person at the Annual Meeting.

         All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the two (2) Class II Directors named therein and FOR the ratification of the selection by the Board of Directors of KPMG LLP, as the independent certified public accountants of the Company.

         A copy of the annual report of the Company for the fiscal year ended October 31, 1999 ("Fiscal 1999"), which contains financial statements audited by the Company's independent certified public accountants, accompanies this proxy statement.

         The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed annual report and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.


                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         The Board of Directors has fixed the close of business on May 22, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

         As of the Record Date, 5,516,349 shares of the Company's common stock, $.01 par value per share ("Common Stock") are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders. The Company also has 10,000,000 shares of Preferred Stock, $.0001 par value per share authorized, none of which are outstanding.

         Management knows of no business other than that specified in Items 1 and 2 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.


         The following tables set forth certain information with respect to the ownership of the Company's Common Stock as of the Record Date, May 22, 2000, by those persons known by the Company to be the beneficial owners of more than 5% of the total number of outstanding shares of Common Stock:

                            Five Percent Stockholders
                            -------------------------

                                      Amount of
Name and Address of                   Beneficial          Approximate
Beneficial Owner                      Ownership(1)     Percent of Class

Ted C. Flood                          1,069,778(2)          19.4%
5400 Rio Grande Avenue
Jacksonville, Fla. 32254


--------
         (1) Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power. The shares set forth in the table reflect the 2:1 stock split of the Company's common stock effective as of May 15, 1997.

         (2) Consists of 640,572 shares held directly and, 429,206 shares owned by the Waste Technology Corp. Employees Profit Sharing Trust of which Messrs. Flood and Robson are Trustees.

Morton S. Robson                        586,854(1)          10.6%
530 Fifth Avenue
New York, N.Y. 10036


Robert Roth                             318,638(2)           5.8%
Georgetown Electric, Ltd.
Unit 17, 2501 W. Third Street
Wilmington De., 19805


Cosimo Tacopino                         509,639(3)           9.2%
145 Connecticut Street
Staten Island, New York 10307

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

General

         The Board of Directors is divided into three (3) classes of directors ("Class I", "Class II", and "Class III"), with each class having as nearly the same number of directors as practicable. Stockholders elect such class of directors, Class I, Class II, or

--------
         (1) Consists of 78,454 shares held directly; 2,400 shares held as custodian for his minor son; 505,000 shares held by Robson & Miller, of which Mr. Robson is the senior partner; and 1,000 shares held by the Robson & Miller pension plan. Excludes 89,726 shares held by Kenneth N. Miller, a partner of Mr. Robson who is the beneficial and record owner of such shares. Does not include the 429,206 shares owned by the Waste Technology Corp Employees Profit Sharing Trust of which Messrs. Flood and Robson are trustees since these shares are included in Mr. Flood's holdings and their inclusion here would be duplicative.

         (2) Consists of 3,300 shares held directly; 114, 182 shares held by his wife, Patricia B. Roth; 83,968 shares held by his son, Steven F. Roth; 10,000 shares held by his daughter; and, 107188 shares held by his son, Charles B. Roth and his wife Marta Roth.

         (3) Consists of 10,000 shares held directly; 455,864 shares owned jointly with his wife, Erma Tacopino; and, 43,775 shares held directly by Erma Tacopino of which 11,000 are held in an individual retirement account.

Class III, as the case may be, to succeed such class directors whose terms are expiring, for a three (3) year term, and such class of directors shall serve until the successors are elected and qualify. The term of each of the two Class I Directors was to have expired at the Company's 1998 Annual Stockholder's meeting which was to be held in 1999. However, the Company did not have an Annual Meeting for 1998. In Fiscal 1999 both Class I Directors, Charles C. Wildes and Alan Morrison , resigned. Mr. Wildes resigned when he, along with other individuals, purchased the assets of the Company's wholly owned subsidiary, International Press and Shear Corporation. Mr. Morrison resigned for personal reasons. As a result, there is presently a vacancy as to both Class I Directors. The Company is not nominating anyone at this time to fill those vacancies.

         The terms of both Class II Directors, Ted C. Flood and Morton S. Robson expire at this year's 1999 Annual Meeting. As a result, the election of two Class II Directors will be held at this year's 1999 Annual Meeting of Stockholders. The term of the two Class III Directors will expire at the 2000 Annual Meeting of Stockholders to be held in 2001.

         The following is the apportionment of existing directors into classes:

No. of Class        Term Expires                       Members/Nominees


Class I             1998 Annual                        Vacant
                    Stockholder's Meeting              Vacant


Class II            1999 Annual                        Morton S. Robson
                    Stockholder's Meeting              Ted C. Flood
                    (to be held in 2000)

Class III           2000 Annual                        Robert Roth
                    Stockholder's Meeting              William E. Nielsen
                    (To be held in 2001)

         The Board of Directors presently consists of four (4) persons. There are two (2) nominees for Class II members of the Board, Ted C. Flood and Morton
S. Robson. Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of Messrs. Flood and Robson as nominees for Class II Directors at the Annual Meeting. If the nominees should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

         The Class III directors were each elected at the 1997 annual meeting of stockholders held in 1998. With the exception of Ted C. Flood, the officers are elected annually by the directors and serve at the discretion of the board of directors. See "Executive Compensation- Employment Agreements". There are no family relationships between executive officers or directors of the Company. However, Robert Roth is the husband of Patricia B. Roth and the father of Steven
F. Roth and Charles B. Roth, major shareholders of the Company. See "Certain Transactions".

Board of Directors

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although only two (2) members of the Board are involved in day-to-day operating details, the other members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board of Directors held two meetings in Fiscal 1999.

         During Fiscal 1999 Messrs. Robson and Roth and were the members of the Company's audit and compensation committees. In Fiscal 1999 the compensation committee and the audit committee did not hold any formal meetings.

         Management has agreed to use its best efforts to have Robert Roth elected as a director for so long as Patricia Roth and Steven Roth, his family members, own more than one (1%) percent of the outstanding shares of Common Stock. See "Certain Transactions- Related Party Transactions - Robert Roth". Other than with regard to Mr. Roth, there is no understanding or arrangement between any director or any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.


The following tables set forth certain information with respect to the ownership of the Company's Common Stock as of the Record Date, May 22, 2000, of the executive officers and directors of the Company and the directors and officers of the Company as a group:

                             Directors and Officers

                                        Amount of
Name and Address of                     Beneficial            Approximate
Beneficial Owner                        Ownership(1)          Percent of Class

Ted C. Flood                            1,069,778(2)            19.4%
5400 Rio Grande Avenue
Jacksonville, Fla. 32254

Morton S. Robson                          586,854(3)            10.6%
530 Fifth Avenue
New York, N.Y. 10036

Robert Roth                               318,638(4)             5.8%
Georgetown Electric, Ltd.
Unit 17, 2501 W. Third Street
Wilmington De., 19805

William E. Nielsen                        263,006(5)             4.7%
5400 Rio Grande Avenue
Jacksonville, Fla. 32254

All Officers and
Directors as a Group                    2,238,276               40%

--------
         (1) Unless otherwise stated, all shares of Common Stock are directly held with sole voting and dispositive power. The shares set forth in the table reflect the 2:1 stock split of the Company's common stock effective as of May 15, 1997.

         (2) Consists of 640,572 shares held directly and, 429,206 shares owned by the Waste Technology Corp. Employees Profit Sharing Trust of which Messrs. Flood and Robson are Trustees.

         (3) Consists of 78,454 shares held directly; 2,400 shares held as custodian for his minor son; 505,000 shares held by Robson & Miller, of which Mr. Robson is the senior partner; and 1,000 shares held by the Robson & Miller pension plan. Excludes 89,726 shares held by Kenneth N. Miller, a partner of Mr. Robson who is the beneficial and record owner of such shares. Does not include the 429,206 shares owned by the Waste Technology Corp Employees Profit Sharing Trust of which Messrs. Flood and Robson are trustees since these shares are included in Mr. Flood's holdings and their inclusion here would be duplicative.

         (4) Consists of 3,300 shares held directly; 114, 182 shares held by his wife, Patricia B. Roth; 83,968 shares held by his son, Steven F. Roth; 10,000 shares held by his daughter; and, 107188 shares held by his son Charles B. Roth and his wife Marta Roth.

         (5) Consists of 213,006 shares held directly and options to purchase 50,000 shares.

Background of Executive Officers and Directors

         The following is a brief account of the experience, during the past five years, of each director and executive officer of the Company:

         Ted C. Flood, age 69, was elected as the President and Chief Executive Officer of the Company on February 23, 1993. He is also the President and Chief Executive Officer of the Company's wholly owned subsidiaries, International Baler Corporation ("IBC"), Consolidated Baling Machine Co., Inc. and Solid Waste & Recovery Systems, Inc. He was elected as a Director of the Company in May, 1989. From 1960 to 1972 he was president of Peabody Solid Waste Management Company (EZ Pack). From 1972 to 1975 Mr. Flood was a corporate vice-president of marketing for Browning Ferris Industries. During the period from 1977 to 1988 he was the principal shareholder and president of Solid Waste & Recovery Systems, Inc.

         Morton S. Robson, age 77, was elected a Director and the Secretary of the Company in 1989. On February 23, 1993, he was elected Executive Vice President of the Company. Mr. Robson is the senior partner of the law firm of Robson Ferber Frost Chan & Essner, LLP, which acts as general counsel to the Company. Mr. Robson obtained an LLB degree from St. John's University School of Law.

         Robert Roth, age 74, is the Chairman of the Board and Treasurer of Georgetowne Electric, Ltd., and a director of Keystone Insurance Co., both publicly held companies. For more than the past five (5) years, in addition to being the Chairman of the Board and Treasurer of Georgetowne Electric, Ltd., he has also been the President and Chief Executive Officer of Browning Weldon Corp., a privately held financial company.

         William E. Nielsen, age 52, joined the Company in June 1994 as its Chief Financial Officer. Prior to joining the Company, Mr. Nielsen acted as a financial consultant to Fletcher Barnum Inc., a privately held manufacturing concern, from October 1993 through June 1994. From 1980 through July 1993 he was the Vice President, Administration and Finance at Unison Industries, Inc. Mr. Nielsen received a B.B.A in Finance and an M.B.A. at Western Illinois University in 1969 and 1970, respectively.

Executive Compensation

The following table sets forth a summary of all compensation awarded to, earned by or paid to, the Company's Chief Executive Officer and each of the Company's executive officers whose compensation exceeded $100,000 per annum for services rendered in all capacities to the Company and its subsidiaries during fiscal years ended October 31, 1999, October 31, 1998 and October 31, 1997(1):


                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation                                Long Term Awards
                                             -------------------                                ----------------
Name and                          Year    Salary             Bonus     Other Annual             Number       All Other
Principal Position                        ($)                ($)       Compensation             of           Compensation
                                                                       ($)                      Options

Ted C. Flood,                     1999    157,866(2)         -0-          -0-                   -0-          -0-
Chief Executive  Officer
and President of                  1998    186,854(3)         -0-          -0-                   -0-          -0-
Company and IBC
                                  1997    180,750(4)         -0-          -0-                   -0-          -0-

--------

         (1) The law firm of Robson & Miller, LLP and its predecessor firms have provided legal services for the Company. Effective July 1, 1999, Robson & Miller merged its practice with the firm of Ferber Chan & Essner, LLP. The new firm is known as Robson Ferber Frost Chan & Essner, LLP (hereinafter collectively referred to as the "Robson Firms") Morton S. Robson, the Executive Vice President and Secretary and a Director of the Company, is the senior partner of Robson Ferber Frost Chan & Essner, LLP. During Fiscal 1999, the Company paid the Robson Firms the sum of $56,021 for legal services rendered. As of the end of Fiscal 1999 accrued but unpaid legal fees and accrued interest due to the Robson Firms from the Company amounted to $416,995. In June, 1995, Robson & Miller, Mr. Robson's firm at that time, exercised an option to purchase 250,000 shares of Common Stock at $1.00 per share. See "Certain Relationships and Related Party Transactions".

         (2) Ted C. Flood, President of the Company and President of the Company's subsidiaries received $133,608 in compensation from IBC during the fiscal year ended October 31, 1999 and $24,258 from Consolidated during that period.

         (3) Ted C. Flood, President of the Company and President of the Company's subsidiaries received $160,730 in compensation from IBC during the fiscal year ended October 31, 1998 and $26,124 from Consolidated during that period.

         (4) Ted C. Flood, President of the Company and President of the Company's subsidiaries received $156,500 in compensation from IBC and IPS during the fiscal year ended October 31, 1997 and $24,250 from Consolidated during that period.

         The following table sets forth certain information relating to stock option grants during Fiscal 1997 to the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers whose compensation exceeded $100,000 for Fiscal 1999:


                        OPTION GRANTS IN LAST FISCAL YEAR


                             Individualized Grants


Name                      Number of Securities     Percent of Total        Exercise or     Expiration
                          Underlying               Options/SARs            Base Price      Date
                          Options/SARs             Granted to              ($/Sh)
                          Granted (#)              Employees in Fiscal
                                                   1999
Ted C. Flood(1)                -0-                       NA                   NA             NA



         No options were exercised during Fiscal 1999 by the Company's Chief Executive Officer or any of the Company's most highly compensated executive officers whose compensation exceeded $100,000 for Fiscal 1997.



Employment and Severance Agreements

         On September 15, 1996, Ted C. Flood, the President and Chief Executive officer of the Company entered into an employment agreement with the Company. The agreement is for a term of five years commencing on October 1, 1996 and terminating on September 30, 2001. The agreement provides that Mr. Flood is to receive compensation of $150,034 for the first year with increases of 5% per annum during the term of the agreement. However, in the event the Company is not profitable in any year, the Company's Board of Directors has the right to defer the 5% increase earned during that year. Such increase in income that is deferred shall be carried forward and paid in the next profitable fiscal year at the end of such fiscal year in a lump sum payment. The agreement further provides that in the event of a merger, consolidation, sale of substantially all of the Company's assets, or a sale of either a majority or plurality of the Company's stock, Mr. Flood shall have the option to allow the agreement to remain a binding obligation of the Company or the surviving or successor

--------
         (1) In September 1988 Mr. Flood was granted an option to purchase 200,000 shares of IBC stock. This option was to expire on September 21, 1998. As a result of the IBC merger, this option was converted to an option to purchase 48,622 shares of the Company's stock at a price of $.6165 per shares. The conversion was calculated based upon the conversion rate of IBC shares for the Company's shares as set forth in the Merger Agreement.

corporation or at such time of such event receive the balance due him under the agreement.

         On June 3, 1989, IBC entered into a severance agreement with Ted C. Flood, its President. The severance agreement provides, among other things, that, in the event of a change in control of IBC as that term is defined in the agreement, and the subsequent termination of Mr. Flood's employment by IBC other than for cause or by Mr. Flood for good reason, (as such terms are defined in the agreement), IBC shall pay to Mr. Flood, in addition to his salary at the date of termination, a lump-sum severance payment equal to 2.99 times the greater of his annual salary rate in effect as of the date of termination or such rate in effect immediately prior to the change in control, together with compensation for other benefits to which he would have been entitled.

         The initial term of the severance agreement was from May 3, 1989 through April 30, 1991. It was, and thereafter it shall be, automatically extended for one year periods, unless IBC shall give written notice of termination, at least one year prior to the termination date, of its desire not to extend the agreement. In the event of a change in control of the Company, however, the severance agreement shall continue in effect for not less than 24 months after such change in control.



Certain Transactions

Related Party Transactions

         Loans to Officers and Directors


                  The Company and IBC entered into an agreement with Mr. Flood dated as of December 29, 1995 pursuant to which IBC assigned all of its interest in a life insurance policy in the face amount of $1,000,000 it owned on Mr. Flood's life to Mr. Flood. In consideration for this assignment Mr. Flood agreed to pay IBC the sum of $145,727 which amount represented the cash surrender value of the policy as of the date of the agreement. This amount is to be paid out of the proceeds Mr. Flood or his Estate receives upon surrender of the policy or from the living proceeds or death benefit proceeds from the policy, whichever occurs first. Interest on Mr. Flood's obligation accrues at the rate of 6% per annum from the date of the agreement to the date of payment. The agreement further provides that no payment of principal or interest of this obligation shall be required to be made until such time that Mr. Flood or his Estate shall receive the proceeds from the policy. This obligation of Mr. Flood to IBC is evidenced by a promissory note executed by Mr. Flood to the order of IBC.

         The agreement further provides that all premiums due on the policy after ownership has been transferred from IBC to Mr. Flood shall be advanced by the Company. Each time that such advance is made for a premium by the Company, Mr. Flood shall execute a promissory note to the order of the Company in the amount of such premium advanced. Such note shall accrue interest at the rate of six per cent per annum and no payment of principal or interest of such notes shall be required to be made until such time that Mr. Flood or his Estate shall receive the proceeds from the policy, either upon the surrender of the policy or from the living proceeds or death benefit proceeds, whichever occurs first. As of this date, the Company has advanced funds to pay eight premiums on the policy each in the amount of $20,000. Mr. Flood has executed eight promissory notes, each in the amount of $20,000, to the order of the Company evidencing his obligation to repay these loans to the Company.

         As of this date, Morton S. Robson, the Company's Executive Vice President and Secretary and a Director and corporate counsel, was indebted to the Company. The transaction giving rise to the obligations owed to the Company by Mr. Robson is described below.

         On April 12, 1990, four individuals, including Leslie N. Erber, then Chairman of the Board and President of the Company, and Morton S. Robson entered into an agreement with a group of dissident shareholders to purchase an aggregate of 294,182 shares at a purchase price of $4.00 per share. Mr. Erber and Mr. Robson each purchased 134,951 shares of stock. Such number of shares and purchase price have been adjusted to reflect the one for four (1:4) reverse stock split effected on November 13, 1991. The dissidents had previously filed Forms 14B with the Commission indicating their intention of seeking control of the Company through the solicitation of consents from shareholders to a reduction in the number of directors and the replacement of the present directors with directors nominated by the dissident group. As part of the agreement to purchase the shares, the dissident shareholders who were selling their shares agreed that, for a period of ten years, they would not seek to obtain control of the Company or solicit proxies in opposition to the Board of Directors on any matter.

         Messrs. Erber and Robson and the two other persons borrowed the aggregate amount of $1,244,328 from the Company in 1990 and 1991 to purchase these shares. Most of the loan (91.5%) was made in equal amounts to Mr. Erber and Mr. Robson. Those advances were secured by a lien on the 294,182 shares of Common Stock. In addition, Mr. Erber agreed to transfer to the Company as additional collateral, 156,000 shares of stock of the Company. Approximately one-half of this sum was advanced on April 12, 1990 and the balance during 1991. In April 1990, promissory notes evidencing the first half of the funds were executed by these persons bearing interest at the rate of 9% per annum and payable in three annual installments commencing on April 12, 1991. Thereafter, independent members of the Company's Board of Directors unanimously extended the payment due date of each payment for one (1) year. New promissory notes to the Company were thereafter executed for the full amount of the advance, payable in three annual installments commencing April 12, 1992. The notes were secured by a lien on all of these shares which were acquired. In June 1992, $200,000 of the principal amount of these loans was repaid to the Company through a sale of 100,000 of the acquired shares at $2.00 per share. Payment of the remainder of the principal due in 1993 and 1994, together with the accrued interest, was subsequently deferred for two years by the Company's Board of Directors, and deferred again until 2000.

         Thereafter, Mr. Erber, in connection with his termination as President of the Company, turned in all of his stock in to the Company and IBC in full satisfaction of his obligation of $698,527.

         In June 1995, Robson & Miller, Mr. Robson's firm at that time, exercised a stock option to purchase 250,000 shares of Common Stock at $1.00 per share, by offsetting $250,000 of the fees that were due and owing to it from the Company. As of the end of fiscal 1999, the Company owed Mr. Robson's law firm the sum of $416,995 for legal fees and accrued interest. The Company has acquired a security interest in the shares acquired by Robson & Miller by the exercise of the aforesaid option as collateral security for repayment of the outstanding loan of Mr. Robson. As of October 31, 1999 Mr. Robson still owed the Company $427,364 together with accrued interest. The largest aggregate outstanding loan balance of Mr. Robson during the past two (2) fiscal years was $796,647.


Related Party Transactions

         Legal Services

         The law firms in which Morton S. Robson, the Secretary and a Director of the Company, was and is a partner have provided services to the Company since 1975. During fiscal 1999, Mr. Robson's law firms received $56,021 from the Company as payment for legal services rendered. As of the end of fiscal 1999 accrued but unpaid legal fees and accrued interest due to Mr. Robson's law firm from the Company amounted to $416,995.



         Conflicts of Interest

         Each of Messrs. Flood and Robson are directors of both the Company and its wholly owned subsidiary, IBC. Conflicts of interest may arise for Messrs. Flood and

Robson in transactions between the Company and IBC. Additionally, Mr. Robson is the senior partner of the law firm which is counsel to the Company. Conflicts of interests may arise as the result of such relationship.

Robert Roth

         Members of the immediate family of Robert Roth, one of the Directors of the Company and members of his immediate family own an aggregate of 5.7% of the Company's outstanding and issued stock. The shares of stock are owned by Mr. Roth (3,300), his wife, Patricia B. Roth (114,182), his son, Steven F. Roth (83,968), his daughter, Kathie Cecile Roth (10,000) and his son Charles B. Roth and his wife, Marta Roth (107,188). Pursuant to the terms of an agreement dated May 11, 1993 between Patricia Roth, Steven Roth and Robert Roth so long as Patricia Roth and Steven Roth are the owners of more than one percent (1%) of the number of outstanding shares of Common Stock, the Company has agreed to use its best efforts to cause the election of Robert Roth as a member of the Board of Directors.


                                 PROPOSAL NO. 2:



                          RATIFICATION OF SELECTION OF
                        KPMG LLP AS INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of KPMG LLP, independent certified public accountants, to audit the accounts for the Company for fiscal year ending October 31, 2000 ("Fiscal 2000"). The Company is advised that neither that KPMG LLP nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers KPMG LLP to be well qualified for the function of serving as the Company's auditors. The Delaware General Corporation Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the quality of the services provided by KPMG LLP, its outstanding reputation as a leading audit firm and its familiarity with the Company's financial and other affairs.

         A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

         Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of KPMG LLP as the Company's independent certified public accountants for Fiscal 2000.


                             STOCKHOLDERS' PROPOSALS

         Proposals of stockholders intended to be presented at the 2000 annual meeting must be received in writing, by the President of the Company at its offices by February 1, 2001 in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

                                             By Order of the Board of Directors

                                             Morton S. Robson, Secretary

                             WASTE TECHNOLOGY CORP.

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints William E. Nielsen and Robert Roth as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.01 par value per share, of Waste Technology Corp. (the "Company") held of record by the undersigned on May 22, 2000 at the Annual Meeting of stockholders to be held at the offices of the Company, 5400 Rio Grande Avenue, Jacksonville, Florida 32254, on Friday, July 21, 200 at 10:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes / / in blue or black ink.

1. Election of two Class II Directors: Ted C. Flood and Morton S. Robson. (Mark only one of the two boxes for this item)

         / / VOTE FOR all nominees named above except those who may be named on this line:


         -----------------------------------------------------------------------

                                      (OR)

         / / VOTE WITHHELD as to all nominees named above.

2. Proposal to ratify appointment of KPMG LLP as the Company's independent certified public accountants:

         FOR   / /            AGAINST   / /         ABSTAIN   / /


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted "FOR" Proposals 1 and 2.


         Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           Dated: _______________________ , 2000


                                           X ____________________________
                                                    Signature


                                           X _____________________________
                                                    Print Name(s)


                                           X ____________________________
                                             Signature, if held jointly